UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012 (May 22, 2012)

DIGITALGLOBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260

Longmont, Colorado 80503

(Address of principal executive offices, including zip code)

(303) 684-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2012, the Board of Directors (the “Board”) of DigitalGlobe, Inc. (the “Company”) approved, subject to stockholder approval, an amendment and restatement of the Company’s 2007 Employee Stock Option Plan (the “2007 Plan”) to provide for the following changes to the 2007 Plan:

•	increase the number of shares authorized for issuance under the 2007 Plan by an additional 3,400,000 shares to an aggregate total of 8,800,000 shares;

•	remove the “evergreen” provision under the 2007 Plan;

•	provide that no participant under the 2007 Plan may be granted awards in any calendar year in excess of 2,000,000 shares;

•	remove the provision in the 2007 Plan providing for single trigger acceleration to a portion of outstanding awards on a change in control;

•

revise the definition of change in control under the 2007 Plan to provide that a change in control requires a sale of all or substantially all of the Company’s assets or the actual liquidation or dissolution of the Company as opposed to simply stockholder approval of such matters;

•	extend the term of the 2007 Plan for 10 years from the date the amendment and restatement was approved by the Board;

•	clarify that direct and indirect “repricings” of stock options and share appreciation rights are impermissible absent stockholder approval;

•

provide for the ability to grant awards subject to stockholder-approved performance criteria in order to allow the awards to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

•	other administrative changes and updates.

The Company’s stockholders approved such amendment at the Company’s Annual Meeting of Stockholders held on May 22, 2012 (the “Annual Meeting”).

The 2007 Plan (as amended by the above-described amendments, the “Amended and Restated 2007 Plan”) authorizes the grant of incentive stock options, nonstatutory stock options, share appreciation rights, restricted shares, restricted share units, and unrestricted shares, which may be granted to employees, non-employee directors, and consultants and may vest on the basis of time, performance or a combination thereof. Up to 8,800,000 shares of the Company’s common stock may be granted under the Amended and Restated 2007 Plan. Unless terminated earlier, the Amended and Restated 2007 Plan will continue until April 9, 2022, 10 years after the date the Amended and Restated 2007 Plan was adopted by the Board. A full description of the Amended and Restated 2007 Plan may be found in Proposal 2 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2012.

The foregoing description of the Amended and Restated 2007 Plan is subject to, and qualified in its entirety by, reference to the full text of the Amended and Restated 2007 Plan, which is attached hereto as Exhibit 10.1, and by the summary of the Amended and Restated 2007 Plan included in the Company’s definitive proxy statement, each of which is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

As described in Item 5.02 above, the Company held the Annual Meeting on May 22, 2012. There were 46,608,702 shares of common stock entitled to be voted at the Annual Meeting. A total of 44,219,326 shares of common stock (94.9%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The stockholders voted on four proposals at the Annual Meeting, which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2012. The following is a tabulation of the final voting results for each of the four proposals presented and voted on at the Annual Meeting.

Proposal 1: The Company’s stockholders elected three (3) Class III Directors, each to serve for a three-year term expiring at the 2015 annual meeting of stockholders and until their respective successors have been duly elected and qualified. The votes regarding this proposal were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Nick S. Cyprus	38,844,549	1,398,355	3,976,422
Warren C. Jenson	38,875,349	1,367,555	3,976,422
Kimberly Till	40,179,862	63,042	3,976,422

Proposal 2: The Company’s stockholders approved the amendment of the Company’s 2007 Employee Stock Option Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
36,698,205	3,532,653	12,046	3,976,422

Proposal 3: The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstained
43,880,570	329,023	9,733

Proposal 4: The Company’s stockholders approved the advisory vote on executive compensation. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
39,535,166	643,518	64,220	3,976,422

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1	Amended and Restated 2007 Employee Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012	DIGITALGLOBE, INC.

	By:	/S/ YANCEY L. SPRUILL
	Name:	Yancey L. Spruill
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description
Exhibit 10.1	Amended and Restated 2007 Employee Stock Option Plan.